SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 17, 2015, by and between T.A.G. Acquisitions Ltd., a Delaware corporation (the “Purchaser”) and Waydell 32-38 LLC (the “Seller”). Hereinafter, both the Seller and the Purchaser are referred to herein individually as “Party” or collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Seller is a real estate holding company formed to own and manage the real estate property located at 32-38 Waydell Street, Newark, New Jersey 07105.

WHEREAS, subject to the terms and conditions set forth in this Agreement the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, one hundred percent (100%) of the Seller’s interests as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

PURCHASE AND SALE

1.      Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Seller agrees to sell, and the Purchaser agrees to purchase all of the Seller’s interests Seller, for the aggregate purchase price of three hundred thousand (300,000) shares of common stock of T.A.G. Acquisitions Ltd. (the “Purchase Price”). The Purchaser shall deliver to the Seller the share certificate representing the Purchase Price and the Seller shall deliver to the Purchaser the shares at the Closing which shall occur at the offices of JSBarkats, PLLC, or such other location as the parties shall mutually agree. After the Closing, the Purchaser shall own one hundred percent (100%) of the interests (the “Interests”) in the Seller.

2.      Deliveries.

(a)            On the Closing Date, the Seller shall deliver or cause to be delivered to Purchaser the following:

(i)	this Agreement duly executed by the Seller;

(ii)	Interests of the Seller representing one hundred percent (100%);

(b)           On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Seller the following:

(i)	this Agreement duly executed by the Purchaser;

(ii)          the Purchase Price represented by the share certificate of the T.A.G. Acquisitions Ltd.

3.      Closing Conditions.

 (a)                The obligations of the Seller hereunder in connection with the Closing are subject to the following conditions being met:

  (i)                 the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein;

  (ii)               all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(b)                 The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

  (i)                 the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Seller contained herein;

  (ii)               all obligations, covenants and agreements of the Seller required to be performed at or prior to the Closing Date shall have been performed;

  (iii)             the delivery by the Seller of the items set forth in Section 2.2(a) of this Agreement;

4.      Seller’s Representation. The Interests are duly authorized and, when issued and paid for in accordance with this Agreement, and any related documents (collectively, the “Transaction Documents”), will be duly and validly issued, fully paid and non-assessable, free and clear of all liens imposed by the Seller.

5.      Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

[-Signature Pages Follow-]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first written above.

Purchaser:

By:	/s/Chester Maisels
Name: Chester Maisels Title: President, Secretary and Treasurer

Seller:

By:	/s/Moshe Schwartz
Name: Moshe Schwartz
Title: Member